LOAN AND SECURITY AGREEMENT

This **LOAN AND SECURITY AGREEMENT** is made on this 13 day of __June____, 2017, between **Crazy for the Boys Movie LLC,** (*aka "The Boys Movie, LLC" as referenced in the Scaramucci Personal Guarantee dated June 7th 2017*)) as with an office at 236 Sarles Street, Mt Kisco NY 10549 ("Debtor"), and **Apollo Capital Corp.**, with an office at 7050 Aloma Avenue, Winter Park, FL 32792. ("Secured Party").

WHEREAS, Debtor borrowed Four Hundred Thousand ($400,000.00) Dollars from Secured Party (the "Loan") as evidenced by a promissory note (the "Note), a copy of which is attached hereto as Exhibit "A", which Loan the parties have agreed to memorialize on terms and condition in this loan agreement (the "Agreement");

WHEREAS, Debtor has agreed to pay up front Secured Party's due diligence cost in the amount of Fifty Thousand ($50,000.00) Dollars (the "Due Diligence Cost")

WHEREAS, Debtor has agreed to repay the Loan on or before August 15, 2017 (the "Maturity Date")

WHEREAS, as security for the repayment of the Loan, Debtor is willing to grant, and Secured Party will accept, a security interest (the "Security Interest") in all Debtor's property, tangible and intangible, including but not limited to: (i) all bank accounts, now existing or subsequently in effect; (ii) all of Borrower's rights under any contract, now existing or subsequently in effect; (iii) all accounts payable, now existing or subsequently in effect; (iv) all chattel paper, documents and instruments related to accounts; (v) all intellectual property now owned or subsequently acquired; (iv) all inventory, furniture, fixtures, equipment and supplies now owned or subsequently acquired; and, (vi) all proceeds, products and accessions of, and to, any and all of the foregoing (the "Collateral"), on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto hereby mutually agree as follows:

1. LOAN.

A. Secured Party has funded the Loan and reimbursed itself up front the agreed upon Due Diligence Cost.

B. The Loan funded pursuant to this Agreement bears interest at the rate of Twelve (12%) percent per annum, commencing on the date the Loan was funded until the date the Loan is paid in full, including the principal amount and all accrued interest, whether at maturity, upon acceleration, by prepayment or otherwise.

C Interest on the Loan is computed on a 360-day simple interest basis by applying the ratio of the annual interest rate over 360 days, multiplied by the outstanding principal balance of the Loan, multiplied by the actual number of days the principal balance is outstanding.

D. All repayments of the Loan or any portion thereof will be made in in lawful money of the United States of America no later than 11:59 p.m. (PST) on the date on which such payment is due by wire transfer of immediate available funds to Secured Party to its account as specified from time to time by in writing.

E. All payments made will be applied first (1) to the payment of any fees or charges outstanding, second (2) to accrued interest, and third (3) to the payment of the principal amount outstanding under the Loan.

F. Whenever any payment to be made is due on a day that is not a business day, such payment will be made on the next succeeding business day and such extension will be taken into account in calculating the amount of interest payable under the Loan. "business day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

G. Notwithstanding the forgoing, in no event will the amount of interest paid hereunder, together with all amounts reserved, charged, or taken by Secured Party as compensation for fees, services, or expenses incidental to the making, negotiation, or collection of the Loan exceed the maximum rate of interest on the unpaid balance thereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess so collected will be applied to reduce the principal amount of amounts claimed to be due.
H. Debtor may prepay the Loan in whole or in part at any time and from time to time without penalty or premium.

2. **SECURITY INTEREST**. Debtor grants to Secured Party a Security Interest in all Collateral. The Security Interest will secure all outstanding amounts of the Loan.

3. **COVENANTS**. Debtor hereby warrants, represents and covenants:
A. It is duly formed in the State of New York, in good standing and has full authority to act in accordance with its charter and is in compliance with applicable laws.
B. The execution, delivery, and performance of this Agreement and all related documents by Debtor have been duly authorized by all necessary management actions by Debtor; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its operating agreement or any agreement or other instrument binding upon Debtor or (b) any law, governmental regulation, court decree, or order applicable to Debtor.
C. In addition to the Note, Debtor agrees to make, execute and deliver to Secured Party mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements, as Secured Party or its attorneys may reasonably request to evidence and secure (as contemplated herein or in any of the related documents) the Loan and to perfect all Security Interests wherever the Collateral is.
D. Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business (the "Premises").
E. The Collateral will not be removed from the Premises but, will unless Secured Party has otherwise agreed in writing, at all time be kept at the Premises of Debtor.
F. The Debtor will execute alone or with Secured Party any Financing Statement or other document or procure any document, and pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary.
G. Debtor agrees to furnish Secured Party with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Debtor's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Secured Party, and, as soon as available, but in no event later than thirty (30) days after the end of each month, Debtor's balance sheet, profit and loss statement and accounts receivable aging report each for the period ended, prepared and certified as true and correct by Debtor's chief financial officer or other of Debtor's officer or person acceptable to Secured Party. All financial reports required to be provided under this Agreement will be prepared in accordance with GAAP, applied on a consistent basis, and certified by Debtor as being true and correct.
H. Debtor will maintain insurance at all times covering its premises with respect to risks of fire, theft, and other such risks covering the value of the Collateral. The Secured Party will be named as a "loss payee/mortgagee" on all casualty and business interruption loss coverage and as an "additional insured" on the liability coverage.
I. The Debtor hereby agrees to pay its taxes, as they become due as well as any other type of charge or encumbrance to be removed prior to any adverse effect on the Debtor or its assets. At its option, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or placed on the Collateral, may pay rent or insurance due on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization, which obligations will then automatically covered by the Secured Interest.
J. Debtor herby grants Secured Party the right to inspect Collateral and the

Debtor's books, records and operations at all reasonable times upon three (3) days prior written notice.

5. **DEFAULT.**

A. The Debtor will be in default under this Agreement upon the happening of any of the following (a "Default"): (a) any misrepresentation in connection with this Agreement on the part of the Debtor, (b) any noncompliance with or nonperformance of the Debtor's obligations under this Agreement, and (c) if Debtor is involved in any financial difficulty as evidenced by (i) an assignment for the benefit of creditors, (ii) an attachment or receivership of assets not dissolved within thirty (30) days, or (iii) the institution of Bankruptcy proceedings, whether voluntary or involuntary, which is not dismissed within thirty (30) days from the date on which it is filed.

B. Upon a Default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable, and will have the remedies of a Secured Party under the Uniform Commercial Code. No waiver by Secured Party of any Default will operate as a waiver of any other default or of the same Default on a future occasion. Debtor agrees that, upon the occurrence and during the continuance of any Default the Secured Party is hereby authorized, at any time and from time to time, without notice to the Debtor, (a) to set off against and to appropriate and apply to the payment of any and all outstanding advances of Loans (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which Secured Party is obligated to pay over to the Debtor (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to deposit such amounts with Secured Party as collateral to secure such outstanding advances, and to dishonor any and all checks and other items drawn against any deposits so held, as Secured Party in its sole discretion may elect.

C. Upon Default, Debtor hereby agrees that the Default rate of annual interest is twenty-two (22%) percent on outstanding unpaid interest or ten (10%) percent over and above the interest rate of the Loan, until the Default fully cured.

D. The rights of Secured Party under this Section are in addition to all other rights and remedies which the Secured Party may otherwise have hereunder or in law or equity.

6. **RULE OF CONSTRUCTION, GOVERNING LAW.**

A. The parties acknowledge that each party has had the opportunity to consult and be advised by its own counsel, who, to the extent so chosen, has reviewed this Agreement and the related documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement, the related documents, or any amendments or exhibits thereto.

B. This Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to the conflict of laws. For purposes of any proceeding involving this Agreement, the parties hereby submits to the exclusive jurisdiction of the courts of the State of New York and of the United States having jurisdiction in the State of New York, and agree not to raise and waives any objection to or defense based upon the venue of any such court and any objection or defense based upon *forum non convenience*.

C. DEBTOR AND SECURED PARTY EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR RELATED DOCUMENT OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. DEBTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST SECURED PARTY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

D. In the event of a Default and in Secured Party's reasonable opinion it becomes necessary or proper to retain an attorney to assist in the enforcement or collection of the indebtedness or to enforce compliance by Debtor with any of the provisions of this Agreement, or in the event Debtor becomes a party to any suit or legal proceeding (including a proceeding conducted under the United States Bankruptcy Code or other insolvency proceeding) to enforce collection hereunder or compliance with this Agreement, then Debtor agrees to pay reasonable attorney's fees and all of the costs that Secured Party may reasonably incur. Debtor will be liable for such reasonable attorney's fees and costs whether or not any suit or proceeding is commenced.

E. Notwithstanding the forgoing, an event of a Dispute leading to a court proceeding as set forth in this Section, the losing party will reimburse the prevailing party its "Costs" (as hereinafter defined):

(a) "Costs" as used herein will include, without limitation, reasonable attorneys' fees and all costs of the court proceeding incurred from the inception of the Dispute until the recovery of a money award and other relief (including, but not limited to, settlement negotiations), and all costs of preparing for and pursuing claims or defenses or both, as the case may be, including, but not limited to, gathering and compiling evidence, witness fees, travel and related costs, reproducing documents, as well as costs incurred in determining the reasonableness of attorneys' fees and executing the award or settlement agreement, as the case may be; and

(b) Costs of on the basis of the Dispute as a whole.

F. If the court determine that:

(a) neither party prevailed, each party will bear its own Costs; or

(b) if a party only partially prevailed, such partially prevailing party will be awarded a pro-rata portion of its Costs.

G. This Agreement will inure to the benefit up and bind the heirs, executors, administrators, successors, and assigns of the parties.

7. NOTICE.

A. Any notice or other communication required or authorized to be given by either party to the other hereunder will be deemed given when received in writing, either personally or by registered mail, telex, telegraph, cable or telefax (postage or other charges prepaid), addressed:

<u>if to Debtor</u>:	**Crazy for the Boys Movie LLC** 236 Sarles street Mt kisco, ny 10549 Telefax No.: 914 574 6174
with a copy to:	All for One Media 236 sarles street Mt. kisco, ny 10549
if to Secured Party	Apollo Capital Corp Attention: Yohan Naraine

8. MISCELLANEOUS PROVISIONS

A. Section headings contained in this Agreement are for convenience only, and will not affect the meaning or have any bearing on the interpretation of any provision herein.

B. The failure of either party to enforce at any time or for any period of time any provisions of this Agreement will not be construed as a waiver of any such provision, or of the right of such party thereafter to enforce such provision.

C. If the whole or any part of any Section of this Agreement is held to be invalid or unenforceable, it will not affect the validity or enforceability of the whole or any part of any other Section contained herein.

D. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions and writings with respect hereto. No modifications or alterations of this Agreement or waiver of any of its provisions will be effective unless made in a writing signed by each party hereto.

E. Except as specifically set forth herein, this Agreement may not be assigned by Debtor without the prior written consent of Secured party.

F. The parties have agreed that "time is of the essence" in the performance of this Agreement.

G. Debtor hereby agrees to indemnify and hold Secured Party harmless from liabilities arising out of this Agreement or any of Secured Party's actions, other than gross negligence or willful misconduct.

H. This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective legatees, distributes, legal representatives, successors and permitted assigns.

I. This Agreement may be executed in one (1) or more counterparts, each of which will constitute an original, but all of which will together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Crazy for the Boys Movie LLC.

By: ______________________

, President

Agreed and Accepted

Apollo Capital Corp.

By:

__________, President